UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

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[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

UMH Properties, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UMH PROPERTIES, INC.

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

June 15, 2017

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of UMH Properties, Inc., a Maryland corporation (the “Company”), will be held on Thursday, June 15, 2017, at 4:00 p.m., Eastern Time, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, to consider and vote on the following matters, each as more fully described in the accompanying proxy statement:

1.	The election of three Class II directors, each to hold office until the Company’s annual meeting of shareholders in 2020 and until his successor is duly elected and qualifies;

2.	The ratification of the appointment of PKF O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

3.	An advisory resolution to approve the compensation of the Company’s executive officers for the year ending December 31, 2017;

4.	An advisory approval of the frequency of advisory votes on executive compensation; and

5.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on April 13, 2017, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

EVEN IF YOU PLAN TO BE PRESENT IN PERSON, YOU SHOULD AUTHORIZE A

PROXY TO VOTE YOUR SHARES PRIOR TO THE MEETING USING THE

METHODS DETAILED ON PAGE 11 OF THIS PROXY STATEMENT.

YOUR VOTE IS IMPORTANT. PLEASE VOTE.

BY ORDER OF THE BOARD OF DIRECTORS

CRAIG KOSTER
SECRETARY

April 21, 2017

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UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

PROXY STATEMENT

2017 ANNUAL MEETING OF SHAREHOLDERS

June 15, 2017

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UMH Properties, Inc., a Maryland corporation (the “Company”), of proxies to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Thursday, June 15, 2017, at 4:00 p.m., Eastern Time, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, and at any adjournments or postponements thereof, for the purposes listed in the preceding Notice of Annual Meeting of Shareholders (“Notice”). This Proxy Statement and the accompanying Proxy Card are being distributed on or about April 21, 2017, to shareholders of record as of the close of business on April 13, 2017. Unless the context requires otherwise, references in this Proxy Statement to “UMH”, “we”, “our”, “us” and the “Company” refer to UMH Properties, Inc. and its consolidated subsidiaries.

A copy of the Company’s annual report, including financial statements, is being mailed herewith, and is available on the Company’s website at www.umh.reit.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 15, 2017

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), you are able to obtain proxy materials via the Internet, instead of being mailed printed copies of those materials. This will expedite shareholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. Please visit the website www.proxyvote.com to view electronic versions of proxy materials and the Company’s 2016 Annual Report, and to request electronic delivery of future proxy materials. Have your Proxy Card or Notice of Internet Availability in hand when you access the website and follow the instructions. You will need your 12-digit Control Number which is located on your Proxy Card or Notice of Internet Availability. Shareholders also may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

UMH CONTACT INFORMATION

The mailing address of our principal executive office is Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, and our main telephone number is (732) 577- 9997. We maintain an Internet website at www.umh.reit. Information at or connected to our website is not incorporated by reference into this Proxy Statement, and is not and should not be considered part of this Proxy Statement.

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Proxy Statement Summary

This summary highlights the proposals to be voted upon, as well as the financial performance, executive compensation, and corporate governance information described in more detail elsewhere in this Proxy Statement.

Annual Meeting Proposals

Proposal		Recommendation of the Board

1.	Election of Directors	FOR each of the nominees

2.	Ratification of Independent Registered Public Accounting Firm	FOR

3.	Say-on-Pay:
	Advisory Vote to Approve Executive Compensation	FOR

4.	Say-on-Frequency:
	Advisory Vote on Frequency of Say-on-Pay Votes	3 Years

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Financial Performance Highlights

UMH Properties, Inc. had an excellent year in 2016. We were the third best performing publicly traded REIT, with a total shareholder return of 59%. To highlight some of our many accomplishments, as discussed in our 2016 Annual Report to Shareholders, the Company:

●	Generated an increase in Normalized FFO per share growth of 20.0%, representing our fourth consecutive year of double-digit growth;

●	Increased Community Net Operating Income (“NOI”) by 27.4%;

●	Increased same property Community NOI by 18.9%;

●	Increased same property occupancy from 82.9% to 84.8%;

●	Improved our Operating Expense Ratio from 49.6% to 47.0%;

●	Generated approximately $2.3 million in net realized gains in addition to the $16.7 million in unrealized gains we held at yearend on our portfolio of REIT securities investments;

●	Acquired 3 communities containing approximately 300 homesites for a total cost of $7.3 million;

●	Increased our rental home portfolio by 900 homes, representing an increase of 25% to 4,700 total rental homes;

●	Raised approximately $22 million in common equity capital through our Dividend Reinvestment and Stock Purchase Plan;

●	Issued 2,000,000 shares of our 8.0% Series B Cumulative Redeemable Preferred Stock raising net proceeds of approximately 49 million;

●	Financed/refinanced four communities for a total of $32 million, and

●	Reduced our weighted average mortgage interest rate from 4.6% to 4.4%.

Subsequent to yearend, UMH acquired an additional five manufactured home communities containing a total of 1,300 sites for a total an aggregate purchase price of $36.5 million. These acquisitions increased our portfolio to 106 communities containing approximately 19,300 developed homesites.

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Executive Compensation Highlights

At the Annual Meeting, the Company’s shareholders will have the opportunity to consider and vote on an advisory say-on-pay proposal approving the compensation of our named executive officers for the year ended December 31, 2016, as described more fully in this proxy statement. Our executive compensation policies and procedures are focused on long-term performance principles and are closely aligned with stockholder interests. Our program is also designed to reward our executives for superior performance and to ensure that compensation provided to them remains competitive. While there are many factors that our shareholders consider in executive compensation, we believe that ultimately our shareholders value economic performance.

Pay for Performance: UMH has Outperformed its Peers

Since 1968, UMH has delivered consistent and reliable returns for its shareholders. The following chart illustrates the Company’s outperformance over a 5 year period as compared to the FTSE NAREIT ALL REITs Index and to the S&P 500 Index. The FTSE NAREIT ALL REITs Index includes all tax-qualified real estate investments trusts (REITs) that are listed on the New York Stock Exchange, the American Stock Exchange and the NASDAQ National Market List. Total Return Performance reflects stock price appreciation and dividend reinvestment for all three comparative indices.

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2011
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2016
YEAR ENDED DECEMBER 31, 2016
UMH PROPERTIES, INC.
FTSE NAREIT ALL REIT
S & P 500

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UMH’s CEO Compensation is below the 25th percentile of the average total compensation of its Peers

In order to help our shareholders fairly evaluate the Company’s executive compensation program in light of our relative economic performance, we look to the NAREIT 2016 Compensation Survey (the “Survey”) which contains data on the executive compensation from 141 REITs, representing 78% of the equity market capitalization of listed equity REITs. While UMH has outperformed its peers and delivered exceptional results for its shareholders, its Chief Executive Officer’s total compensation for 2016 was less than the 25th percentile of the average total compensation of chief executive officers of all equity REITs that participated in the Survey.

Source: NAREIT 2016 Compensation Survey

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Corporate Governance Highlights

The Company’s long-term performance and profitability support its current corporate governance model. Some corporate governance highlights are as follows:

●	Presiding Director: Our Board of Directors has designated an independent director as presiding director.

●	Independent Board of Directors: A majority of the Company’s directors are independent within the meaning of SEC rules and the listing standards of the New York Stock Exchange. At least one of the Company’s directors qualifies as an “audit committee financial expert” under applicable SEC rules and all committee members are independent under applicable NYSE and SEC rules for committee membership. The Company’s independent directors meet in executive session at least annually.

●	Substantial Insider Ownership: Management’s Interests are Aligned with Shareholder Interests. The aggregate stock ownership of Company directors and executive officers represents approximately 11.61% of the Company’s outstanding shares, which currently represents the largest block of shareholders and helps align our management’s interests with our shareholders’ interests.

●	CEO Stock Ownership Requirements. The Chief Executive Officer is required by Company policy to own shares of the Company’s common stock having a value equal to at least six times his base salary and is well within compliance with these requirements, currently owning in excess of 3 times this ownership requirement.

●	Annual Assessment of Compensation. The Company annually assesses its compensation policies to determine whether such policies encourage excessive risk taking.

●	Anti-Hedging Policy. The Company prohibits the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities by directors, officers or employees. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the shareholder continues to own the underlying Company security without all the risks or rewards of ownership.

●	No Poison Pill: We have not adopted a shareholder rights plan.

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

You are receiving these materials because you owned shares of our Company’s common stock (hereinafter sometimes referred to herein as “Common Shares”) as a “registered” shareholder or you held Common Shares in “street name” at the close of business on April 13, 2017, the record date for the Annual Meeting, and that entitles you to vote at our Annual Meeting to be held at 4:00 p.m., local time, on Thursday, June 15, 2017, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, or any postponements or adjournments of such meeting, for the purposes set forth in the Notice of 2017 Annual Meeting of Shareholders. This Proxy Statement contains information related to the solicitation of proxies for use at the Annual Meeting.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons’ out-of-pocket expenses. We may also hire a proxy solicitation firm at a standard industry compensation rate, but do not currently intend to do so.

What is the difference between a “registered” shareholder and a shareholder holding shares in “street name?”

If your Common Shares are registered directly in your name with American Stock Transfer & Trust Company, LLC (“AST”) our transfer agent, you are a “registered” shareholder. If you own Common Shares through a broker, bank, trust or other nominee rather than in your own name, you are the beneficial owner of the Common Shares, but considered to be holding the Common Shares in “street name.”

Who can attend the Annual Meeting?

All of our common shareholders of record as of the close of business on April 13, 2017, the record date for the Annual Meeting, or individuals holding their duly authorized proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the close of business on April 13, 2017, the record date for the Annual Meeting, to gain admittance to the Annual Meeting.

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Who may vote?

You may vote if you owned shares of our common stock at the close of business on April 13, 2017, which is the record date for the Annual Meeting. You are entitled to cast one vote for as many individuals as there are directors to be elected at the Annual Meeting and to cast one vote on each other matter presented at the Annual Meeting for each share of common stock you owned as of the record date. Cumulative voting is not permitted in the election of directors.

What is a quorum for the Annual Meeting?

As of the close of business on April 13, 2017, we had 30,843,635 shares of common stock outstanding. In order to conduct a meeting, shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting must be present in person or by proxy. No business may be conducted at the Annual Meeting if a quorum is not present. If you submit a properly executed Proxy Card or authorize a proxy by telephone or via the Internet, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” results when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter.

What am I voting on? At the Annual Meeting, you may consider and vote on:

●	The election of three Class II directors, each to serve until the 2020 annual meeting of shareholders and until his respective successor is duly elected and qualifies;

●	The ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2017;

●	A proposal to approve the following resolution (the “Say-on-Pay” proposal):

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation, Discussion and Analysis, the compensation tables and narrative discussion in the Proxy Statement;

●	A proposal to approve, on an advisory basis, the frequency of future Say-on-Pay proposals; and

●	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We are not aware of any other business, other than procedural matters relating to the Annual Meeting or the proposals listed above, that may properly be brought before the Annual Meeting. Once the business of the Annual Meeting is concluded, members of management will respond to questions raised by shareholders, as time permits.

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What are the Board’s recommendations?

The Board recommends a vote:

FOR the election of each nominee named in this Proxy Statement for election as a Class II director (Proposal No. 1);

FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2017 (Proposal No. 2);

FOR the approval of the Say-on-Pay proposal (Proposal No. 3);

FOR future Say-on-Pay proposals to be considered by shareholders every three years (Proposal No. 4).

Unless you give other instructions on your Proxy Card, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board.

How many votes are needed to approve each of the proposals assuming that a quorum is present at the Annual Meeting?

Proposal 1: Election of Directors: The election of a director nominee must be approved by a plurality of the votes cast in the election of directors.

Proposal 2: Approval of the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2017 requires the affirmative vote of a majority of the votes cast on the proposal.

Proposal 3: Approval of the Say-on-Pay proposal requires the affirmative vote of a majority of the votes cast on the proposal.

Proposal 4: The frequency of “one year”, “two years” or “three years” that receives the greatest number of votes with respect to the frequency of future Say-on-Pay proposals will indicate the shareholders’ preference.

If you are a shareholder of record as of the record date for the Annual Meeting and you authorize a proxy (whether by Internet, telephone or mail) without specifying voting instructions on any matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter and in their discretion on any other matter that may properly come before the Annual Meeting.

If you are a shareholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or attend the meeting and vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

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If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange (“NYSE”), your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. As noted above, this is referred to as a broker “non-vote.” A broker non-vote is not considered a vote cast on a proposal and broker non-votes will have no effect on the vote on any of the matters to be considered at the Annual Meeting. If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law, your broker is entitled to vote your shares on Proposal No. 2 (Ratification of Independent Registered Public Accounting Firm) if no instructions are received from you, but your broker is not entitled to vote on Proposal No. 1 (Election of Directors), Proposal No. 3 (Say-on-Pay), and Proposal No. 4 (Say-on-Frequency), without specific instructions from you.

How do I vote?

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock.

If your common stock is held of record in your name, there are three ways for you to authorize a proxy:

●	By Telephone or on the Internet – You can authorize a proxy by calling the toll-free telephone number on your Proxy Card or Notice of Internet Availability. Please have your Proxy Card or Notice of Internet Availability in hand when you call. Easy-to-follow voice prompts allow you to authorize a proxy to vote your shares and confirm that your instructions have been properly recorded. The website for Internet voting is www.proxyvote.com. Please have your Proxy Card or Notice of Internet Availability handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on June 14, 2017. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, the Company recommends that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not have to return your Proxy Card.

●	By Mail – If you received your Annual Meeting materials by mail, you may complete, sign and date the Proxy Card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote the shares represented by that proxy as recommended by the Board of Directors on each matter listed in this Proxy Statement and in their discretion on any other matter properly brought before the Annual Meeting.

●	In Person at the Annual Meeting – All shareholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. Even if you plan to attend the Annual Meeting, we request that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

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If you mail us your properly completed and signed Proxy Card, or authorize a proxy to vote your shares by telephone or Internet, your votes will be cast according to the choices that you specify. Unless you indicate otherwise on your Proxy Card, the persons named as your proxies will cast your votes: FOR all of the nominees for election as directors named in this Proxy Statement; FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm; FOR the advisory resolution to approve the compensation of our named executive officers; FOR the three year frequency of future Say-on-Pay proposals; and in their discretion on any additional matters properly brought before the Annual Meeting.

If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.

Can I revoke my proxy? Yes, if your common stock is held in your name, you can revoke your proxy by:

●	Filing written notice of revocation before our Annual Meeting with our Secretary at the address shown on the front of this Proxy Statement;

●	Signing a proxy bearing a later date; or

●	Voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a properly-executed proxy. If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your instructions.

What if I return my proxy but abstain?

Abstentions are counted as present for determining a quorum. However, abstentions will have no effect on any of the items to be considered at the Annual Meeting.

Why did I receive more than one Notice, proxy card, voting instruction form and/or email?

You will receive more than one Notice of Availability, proxy card, voting instruction form or email, or any combination of these, if you hold your common stock in different ways (i.e., joint tenancy, trusts and custodial accounts) or in multiple accounts. You should provide voting instructions for all Notices of Availability proxy cards, voting instruction forms and email links you receive.

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What is “householding” and how does it affect me?

If you and other residents at your mailing address who have the same last name own our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report to Stockholders (the “Annual Report”) and Proxy Statement. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of each of our Notice of Availability or Annual Report, Notice of Meeting and Proxy Statement to your address. However, even if your broker has sent only one copy of these proxy materials, each stockholder in your household should receive a proxy card or should be able to vote individually via telephone or internet. You may revoke your consent to householding at any time by contacting your broker or bank, if you hold your shares in a “street name,” or by calling American Stock Transfer & Trust Company, LLC (“AST”) at (800) 937-5449 if you are a “registered” stockholder. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our annual report or Proxy Statement, we will promptly send a separate copy of the Annual Report, the Proxy Statement or the Notice of Availability to you upon oral or written request. Such request can be made by contacting us at 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728, attention: Secretary (telephone number: (732) 577-9997). Any stockholders sharing the same address and currently receiving multiple copies of the Annual Report and the Proxy Statement who wish to receive only one copy of these materials per household in the future may also contact your broker or bank or us to participate in the householding program.

What if I have questions about the Notice of Availability, voting or email delivery?

Questions regarding the Notice of Availability, voting or email delivery should be directed to our Secretary at UMH Properties, Inc., 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s charter and bylaws provide for a classified board of directors comprised of Class I, II, and III directors. Three Class II directors are up for election at the Annual Meeting, to serve until the Company’s annual meeting of shareholders in 2020 and until their successors are duly elected and qualify. The three nominees for election as Class II directors are set forth below. Unless instructed otherwise, the proxy holders will vote all proxies received by them for the nominees listed below or, if any such nominee is unwilling or unable to serve, for any other nominee designated by the Company’s Board of Directors. As of the date of this Proxy Statement, the Company’s Board of Directors is not aware of any other individual who may properly be nominated for election as a Class II director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director, if elected. The nominees listed below are currently each serving as a director of the Company and each has consented, if elected as a director, to serve until his term expires.

The Company’s Board of Directors currently consists of ten directors, three of whom have terms expiring at the Annual Meeting and when their successors are duly elected and qualify.

INFORMATION REGARDING DIRECTOR NOMINEES

The following information concerning the principal occupation, other affiliations and business experience of each of the three Class II Director nominees during the last five years has been furnished to the Company by such nominee:

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Jeffrey A. Carus	54	Independent Director. Founder and Managing Partner of JAC Partners, LLC (2009 to present); Founder and Managing Member of JAC Management, LLC (1998 to present); Principal of Advalurem Group (2012-2014); Prior affiliations with CW Capital and Credit Suisse. Mr. Carus’ extensive experience in real estate finance and investment is the primary reason, among others, why Mr. Carus serves on our Board and has been nominated for re-election as a Class II Director.	2011

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Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Matthew I. Hirsch	57	Presiding Director. Attorney at Law (1985 to present) Law Office of Matthew I. Hirsch. Adjunct Professor of Law, Widener University Delaware Law School (1993 to present); Director (2000 to present) of Monmouth Real Estate Investment Corporation, an affiliated company. Mr. Hirsch’s experience with real estate transactions, legal issues relating to real estate and the real estate industry is the primary reason, among others, why Mr. Hirsch serves on our Board and has been nominated for re-election as a Class II Director.	2013
Kenneth K. Quigley, Jr.	59	Independent Director. Attorney at Law; President of Curry College (1996 to present); Director of Randolph Bancorp (2013 to present); Director of Central Bancorp (2010 to 2011). Mr. Quigley’s management, governance, law, accounting, finance and REIT experience is the primary reason, among others, why Mr. Quigley serves on our Board and has been nominated for re-election as a Class II Director.	2016

Vote Required:

At the Annual Meeting, the shareholders of the Company will be requested to elect three Class II Directors. A plurality of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to elect a nominee.

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Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND

YOU VOTE “FOR” THE ELECTION OF THE THREE NOMINEES NAMED ABOVE

INFORMATION CONCERNING CONTINUING DIRECTORS AND EXECUTIVE

OFFICERS

Class III Directors with Terms Expiring in 2018

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Anna T. Chew	58	Vice President and Chief Financial Officer (1995 to present), Controller (1991 to 1995) and Director. Certified Public Accountant; Interim Chief Financial Officer (March 2012 to July 2012), Treasurer (2010 to 2013), Chief Financial Officer (1991 to 2010) and Director (1993 to 2004, and 2007 to present) of Monmouth Real Estate Investment Corporation, an affiliated company. Ms. Chew’s extensive public accounting, finance and real estate industry experience is the primary reason, among others, why Ms. Chew serves on our Board.	1995

Eugene W. Landy	83	Founder (1968), Chairman of the Board (1995 to present), President and Chief Executive Officer (1968 to 1995), and Director. Attorney at Law; Founder, Chairman of the Board and Director (1968 to present), President and Chief Executive Officer (1968 to 2013) of Monmouth Real Estate Investment Corporation, an affiliated company. As our founder and Chairman, Mr. Landy’s unparalleled experience in real estate investing is the primary reason, among others, why Mr. Landy serves on our Board.	1968

Samuel A. Landy	56	President and Chief Executive Officer (1995 to present), Vice President (1991-1995) and Director. Attorney at Law; Director (1989 to present) of Monmouth Real Estate Investment Corporation, an affiliated company. Mr. Landy’s role as our President and Chief Executive Officer and his extensive experience in real estate investment, operations management and REIT leadership is the primary reason, among others, why Mr. Landy serves on our Board.	1992

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Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Stuart D. Levy	47	Independent Director. Vice President in the Real Estate Finance Group at Helaba-Landesbank Hessen-Thuringen (2006 to present). Mr. Levy’s extensive real estate background is the primary reason, among others, why Mr. Levy serves on our Board.	2011

Class I Directors with Terms Expiring in 2019

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Michael P. Landy	55	Director. Executive Vice President (2010 to 2012), Vice President – Investments (2001 to 2010). President and Chief Executive Officer (2013 to present), Chief Operating Officer (2011 to 2013), Executive Vice President (2009 to 2010), Executive Vice President – Investments (2006 to 2009), Vice President – Investments (2001 to 2006) and Director (2007 to present) of Monmouth Real Estate Investment Corporation, an affiliated company; Member of New York University’s REIT Center Board of Advisors (2013 to present). Mr. Landy’s extensive experience in real estate finance, investment, capital markets and operations management is the primary reason, among others, why Mr. Landy serves on our Board.	2011

James E. Mitchell	76	Independent Director. Attorney at Law; General Partner, Mitchell Partners, L.P. (1979 to present); President, Mitchell Capital Management, Inc. (1987 to present) and Director (2017 to present) of Aztec Land and Cattle Co., Ltd. Mr. Mitchell’s extensive experience in real estate investment is the primary reason, among others, why Mr. Mitchell serves on our Board.	2001

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Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Stephen B. Wolgin	62	Independent Director. Managing Director of U.S. Real Estate Advisors, Inc., a real estate advisory services group based in New Jersey (2000 to present); Partner with the Logan Equity Distressed Fund, LP (2007 to 2016); Director (2003 to present) of Monmouth Real Estate Investment Corporation, an affiliated company; Prior affiliations with J.P. Morgan, Odyssey Associates, The Prudential Realty Group, Standard & Poor’s Corporation and Grubb and Ellis. Mr. Wolgin’s extensive experience as a real estate and finance consultant and experience in the real estate industry is the primary reason, among others, why Mr. Wolgin serves on our Board.	2007

Six of the Company’s directors are also directors of Monmouth Real Estate Investment Corporation (“MREIC”), a publicly-owned affiliate of the Company, which engages in the ownership and operation of net-leased industrial properties subject to long-term leases primarily to investment grade tenants.

Other Named Executive Officers of the Company

Officer	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Craig Koster	41	General Counsel and Secretary (2015 to present), In-house Counsel (2012 to 2014). Attorney at Law (2001 to present); Assistant Corporation Counsel at the New York City Law Department (2007 to 2012).	N/A

Brett Taft	27	Vice President (2016 to present), Vice President-Acquisition and Property Integration (2013 to 2016). Mentor to the Board of Directors for CentraState Healthcare Foundation (2016 to present).	N/A

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CORPORATE GOVERNANCE AND BOARD MATTERS

We are committed to maintaining sound corporate governance principles. The Board of Directors has periodically updated and approved formal Corporate Governance Guidelines that address the qualifications and responsibilities of directors, director independence, committee structure and responsibilities, and interactions with management, among other matters. The Corporate Governance Guidelines are available on the Company’s website at www.umh.reit. Together with the charter and bylaws of the Company and the charters of the Board’s committees, the Corporate Governance Guidelines provide the framework for the governance of the Company.

Board Leadership Structure and Role in Risk Oversight

Eugene W. Landy is the Chairman of the Board of Directors. Samuel A. Landy, the Company’s President and Chief Executive Officer, is also a member of the Board of Directors. The Company believes that this structure helps ensure critical and independent thinking with respect to the Company’s strategy and performance, while ensuring that management’s insight is directly available to the directors in their deliberations. The Board of Directors has selected an independent Director, Matthew I. Hirsch, to serve as Presiding Director, in which capacity Mr. Hirsch presides at executive sessions of the non-management directors. The Board reviews the structure of the Board and Company leadership regularly as part of the succession planning process. At present, our Board believes that this structure is appropriate and that it facilitates independent oversight of management.

The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and oversees the Company’s policies for assessing and managing its exposure to risk. The Board periodically reviews these risks and the Company’s risk management processes. The Board also considers risk in evaluating the Company’s strategy. The Board’s responsibilities include reviewing the Company’s practices with respect to risk assessment and risk management, and reviewing contingent liabilities and risks that may be material to the Company. The Audit Committee reviews the Company’s financial and compliance risks and major legislative and regulatory developments which could materially impact the Company. The Compensation Committee oversees management’s assessment of whether the Company’s compensation structure, policies and programs create risks that are reasonably likely to have a material adverse effect on the Company.

Board Independence

The Company’s Corporate Governance Guidelines include specific Director Independence Standards that comply with applicable rules of the SEC and the listing standards of the NYSE. The Board requires that at least a majority of its directors satisfy this definition of independence. The Board of Directors has considered business and other relationships, arrangements and other transactions between the Company and each of its Directors, including information provided to the Company by the directors. Based upon its review, the Board of Directors has determined that all of its Directors, other than Ms. Anna T. Chew and Messrs. Eugene W. Landy, Michael P. Landy and Samuel A. Landy, are independent, consistent with the Corporate Governance Guidelines. The Corporate Governance Guidelines, which incorporate the NYSE Director Independence Standards, are available at the Company’s website located at www.umh.reit and are available in print upon request.

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Committees of the Board of Directors and Meeting Attendance

The Board of Directors had four meetings during the last year. No director attended fewer than 75% of the meetings of the Board of Directors and of meetings of the Committees on which he served. The Company does not have a policy concerning directors’ attendance at the Annual Meeting of Shareholders. Five directors attended the Company’s 2016 Annual Meeting of Shareholders.

The Company has a standing Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors. Each of these committees is composed exclusively of independent directors.

Audit Committee

The Audit Committee’s responsibilities include reviewing and overseeing financial reporting, policies and procedures and internal controls, retaining the independent registered public accounting firm, approving the audit fees, and monitoring the qualifications, independence and performance of the Company’s independent registered public accounting firm. It also oversees the internal audit function, legal and regulatory compliance, establishing procedures for complaints received regarding the Company’s accounting, internal accounting controls and auditing matters. In addition, the Audit Committee prepares the Audit Committee Report which is included in the Company’s annual proxy statements. The Audit Committee had five meetings during the year ended December 31, 2016, including an executive session with the independent registered public accounting firm, in which management did not attend. The Audit Committee operates under the Audit Committee Charter which can be found at the Company’s website at www.umh.reit.

The current members of the Company’s Audit Committee are Jeffrey A. Carus, Stuart D. Levy, James E. Mitchell and Stephen B. Wolgin (who serves as the Chairman of the Audit Committee). The Board has determined that each member of the Audit Committee is “independent” as defined by the rules of the SEC and the listing standards of the NYSE, is able to read and understand fundamental financial statements, is “financially literate” within the meaning of the rules of the NYSE and is an “audit committee financial expert” within the meaning of the rules of the SEC.

Compensation Committee

The Compensation Committee’s responsibilities include (1) evaluating the Chief Executive Officer’s and other named executive officers’ performance in light of the Company’s goals and objectives and determining the Chief Executive Officer’s and other named executive officers’ compensation, which includes base salary and bonus; and (2) administering the Company’s 2013 Stock Option and Stock Award Plan (2013 Plan) and predecessor plans. The Compensation Committee had at least one meeting during the year ended December 31, 2016. The current members of the Compensation Committee are Jeffrey A. Carus (who serves as Chairman of the Compensation Committee), Stuart D. Levy, James E. Mitchell, and Stephen B. Wolgin. The Board has determined that each member of the Compensation Committee is independent as defined by the rules of the SEC and the listing standards of the NYSE. The Compensation Committee operates under the Compensation Committee Charter which can be found at the Company’s website at www.umh.reit.

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Nominating Committee

The Nominating Committee identifies, considers and recommends candidates to serve as members of the Board of Directors and makes recommendations regarding the structure and composition of the Board of Directors and Committees. The Nominating Committee had at least one meeting during the year ended December 31, 2016. The current members of the Nominating Committee are Matthew I. Hirsch, Stuart D. Levy, James E. Mitchell, and Stephen B. Wolgin (who serves as the Chairman of the Nominating Committee). The Board has determined that each member of the Nominating Committee is “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Nominating Committee operates under the Nominating Committee Charter which can be found at the Company’s website at www.umh.reit.

The principal function of the Nominating Committee is to review and select candidates for nomination to the Board of Directors. The Nominating Committee will consider for recommendation as nominees appropriate individuals whose names are submitted in writing by a shareholder, and will evaluate them using the same criteria as that used for other candidates. See “Shareholder Communications” on page 22 for more information.

The Nominating Committee has established a process for identifying and evaluating prospective nominees for director. The Nominating Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chair of the Nominating Committee will then initiate the search, seeking input from other directors and senior management, considering nominees previously submitted by shareholders, and, if the Nominating Committee deems necessary or appropriate, hiring a search firm. The Nominating Committee considers diversity of background and personal experience in identifying director candidates. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Nominating Committee by the Committee Chairman. The Nominating Committee will then prioritize the candidates and determine if the Nominating Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contact with the candidate. To the extent feasible, all of the members of the Nominating Committee, the President and Chief Executive Officer and the Chairman of the Board will interview the prospective candidate(s). Evaluations and recommendations of the interviewers are submitted to the Nominating Committee for final evaluation. The Nominating Committee will then meet to consider such recommendations and to select the final candidate(s) to recommend to the Board of Directors as nominees. The Nominating Committee will evaluate all potential nominees for director, including nominees recommended by a shareholder, on the same basis.

To date, there are no third parties being compensated for identifying and evaluating candidates.

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Independent Director Meetings

The Company’s independent directors, as defined under the listing standards of the NYSE, have established a policy to meet separately from the other directors in a regularly scheduled executive session at least annually and at such additional times as may be deemed appropriate by the Company’s independent directors. The independent directors had at least one meeting during the year ended December 31, 2016. The Board of Directors has selected an independent Director, Matthew I. Hirsch, to serve as Presiding Director, in which capacity Mr. Hirsch presides at executive session(s) of the independent directors.

Shareholder Communications

UMH Properties, Inc. believes that effective corporate governance should include regular constructive discussions with our shareholders. We have a proactive engagement process that encourages feedback from our shareholders. This feedback helps shape our governance practices. Shareholders and other interested parties who desire to contact the Company’s Board of Directors may do so by writing to: Board of Directors, c/o Secretary, UMH Properties, Inc., 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728. Communications received will be distributed to the Chairperson of the appropriate committee of the Board depending on the facts and circumstances outlined in the communication. Shareholders and other interested parties also may direct communications solely to the Independent Directors of the Company by addressing such communications to the Independent Directors, c/o Secretary, at the address set forth above. In addition, the Board of Directors maintains special procedures for the receipt, retention and treatment of complaints that may be received by the Company regarding accounting, internal accounting controls or auditing matters and for the submission by employees of the Company, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Such communications may be made by writing to the Audit Committee of the Board of Directors, c/o Secretary, at the address set forth above. Any such communication marked “Confidential” will be forwarded by the Secretary, unopened, to the Chairman of the Audit Committee.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees of the Company, including its principal executive officer and principal financial officer. This code is posted on our website at www.umh.reit. During 2016 and through the date of this proxy, no violations of the Code of Business Conduct and Ethics were reported nor were any waivers granted.

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Anti-Hedging Policy

The Company considers it inappropriate for any director, officer or employee to enter into speculative transactions in Company securities. Such transactions, while allowing the holder to own Company securities without the full risks and rewards of ownership, potentially separate the holder’s interests from those of other Company shareholders. Therefore, the Company prohibits the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities by directors, officers or employees. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the holder continues to own the underlying Company security without all the risks or rewards of ownership. The Anti-Hedging Policy is posted on our website at www.umh.reit.

As of the date of this Proxy Statement, to the best of the Company’s knowledge, no director, officer or employee has entered into speculative transactions in Company securities.

CEO Stock Ownership Requirement Policy

The Chief Executive Officer is required by Company policyto own shares of the Company’s common stock having a value equal to at least six times his or her base salary. The Chief Executive Officer serving as of September 16, 2015, will have until September 16, 2020, to meet the minimum ownership requirements. Any subsequent Chief Executive Officer elected after the adoption of these requirements will have five years from the time he or she is elected to meet the minimum ownership requirements. The Chief Executive Officer’s stock ownership levels will be evaluated by or at the direction of the Company’s Chief Financial Officer in connection with the preparation of the Company’s Annual Report on Form 10-K or the Company’s proxy statement each year. The value of stock holdings will be calculated based on the closing price of a share of common stock of the Company on the last trading day of the year ending prior to the annual review. If the Chief Executive Officer meets the ownership requirements at the time of the annual review, he or she will be in compliance with these requirements until the next annual review. Changes in the Company’s stock price or changes to base salary will not affect compliance status for the remainder of that year. The Nominating Committee has authority to administer and interpret these requirements.

As of December 31, 2016, the Company’s Chief Executive Officer, Mr. Samuel A. Landy, owned shares of the Company’s common stock in excess of 3 times this ownership requirement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information with respect to the beneficial ownership of the Company’s common stock (“Common Shares”) as of April 13, 2017 by:

●	each person known by the Company to beneficially own more than five percent of the Company’s outstanding Common Shares;

●	the Company’s directors;

●	the Company’s named executive officers; and

●	all of the Company’s named executive officers and directors as a group.

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Unless otherwise indicated, the person or persons named below have sole voting and investment power over the shares indicated and that person’s address is c/o UMH Properties, Inc., Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728. In determining the number and percentage of Shares beneficially owned by each person, Shares that may be acquired by that person under options exercisable within 60 days of April 13, 2017 are deemed beneficially owned by that person and are deemed outstanding for purposes of determining the total number of outstanding Shares for that person and are not deemed outstanding for that purpose for all other shareholders.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Shares Outstanding (2)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,925,982	(3)	6.24%

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	1,748,004	(4)	5.67%

Boulegeris Investments, Inc. 3400 Peachtree Rd. NE, Suite 1049 Atlanta, GA 30326-1107	1,611,679	(5)	5.23%

Jeffrey A. Carus	5,014	(6)	*

Anna T. Chew	406,091	(7)	1.31%

Matthew I. Hirsch	13,226	(8)	*

Craig Koster	34,308	(9)	*

Eugene W. Landy	1,574,150	(10)	5.04%

Samuel A. Landy	692,046	(11)	2.24%

Michael P. Landy	334,052	(12)	1.08%

Stuart Levy	2,490	(13)	*

James E. Mitchell	219,669	(14)	*

Kenneth K. Quigley, Jr.	1,859		*

Brett Taft	46,168	(15)	*

Stephen B. Wolgin	20,507	(16)	*

UMH Properties, Inc. 401(k) Plan (UMH 401(k) Plan)	312,699	(17)	1.01%

Directors and Officers as a group	3,662,279		11.61%

*Less than 1%

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(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all Shares listed. Except as indicated in the footnotes to this table, none of the shares have been pledged as collateral.

(2)	Based on the number of Shares outstanding on April 13, 2017 which was 30,843,635 Shares.

(3)	Based on Schedule 13G/A as of December 31, 2016, filed by BlackRock, Inc., the company owns 1,925,982 Shares. This filing with the SEC by BlackRock, Inc. indicates that BlackRock has sole voting power for 1,864,221 Shares and sole dispositive power for 1,925,982 Shares.

(4)	Based on Schedule 13G as of December 31, 2016, filed by Wells Fargo & Company, the company owns 1,748,004 Shares. This filing with the SEC by Wells Fargo & Company indicates that Wells Fargo has sole voting power for 16,063 Shares and sole dispositive power for 16,063 Shares. Wells Fargo also has shared voting power for 684,134 Shares and shared dispositive power for 1,731,941 Shares.

(5)	Based on Schedule 13G as of December 31, 2016, filed by Boulegeris Investments, Inc., the company owns 1,611,679 Shares. This filing with the SEC by Boulegeris Investments, Inc. indicates that Boulegeris Investments has sole dispositive power for 1,611,679 Shares.

(6)	Includes (a) 252 Shares in custodial accounts for Mr. Carus’ minor children under the NJ Uniform Transfers to Minors Act which he disclaims any beneficial interest but has power to vote; and (b) 1,163 Shares of unvested restricted stock.

(7)	Includes (a) 286,091 Shares owned jointly with Ms. Chew’s husband; (b) 120,000 Shares issuable upon exercise of stock options; and (c) 39,363 Shares of unvested restricted stock. Excludes 31,510 Shares held in the UMH 401(k) Plan. Ms. Chew is a co-trustee of the UMH 401(k) Plan and has shared voting power over the Common Shares held by the UMH 401(k) Plan. She, however, disclaims beneficial ownership of all of the Shares held by the UMH 401(k) Plan, except for the 31,510 Shares held by the UMH 401(k) Plan for her benefit. See Note 17 below for information regarding Shares held by the UMH 401(k) Plan. Excludes 60,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until April 4, 2018.

(8)	Includes (a) 10,250 Shares owned jointly with Mr. Hirsch’s wife; (b) 2,975 Shares owned by Mr. Hirsch’s wife; and (c) 884 Shares of unvested restricted stock.

(9)	Includes 30,000 Shares issuable upon exercise of stock options. Excludes 1,690 Shares held in the UMH 401(k) Plan. See Note 17 below for information regarding Shares held by the UMH 401(k) Plan. Excludes 20,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until April 4, 2018.

(10)	Includes (a) 99,872 Shares owned by Mr. Eugene Landy’s wife; (b) 172,608 Shares held by Landy Investments, Ltd. for which Mr. Landy has power to vote; (c) 66,913 Shares held in the Landy & Landy Employees’ Profit Sharing Plan of which Mr. Landy is a Trustee with power to vote; (d) 57,561 Shares held in the Landy & Landy Employees’ Pension Plan of which Mr. Landy is a Trustee with power to vote; (e) 97,880 Shares held in the Eugene W. Landy and Gloria Landy Family Foundation, a charitable trust for which Mr. Landy has power to vote; (f) 23,670 Shares held in Windsor Industrial Park Associates for which Mr. Landy has power to vote; (g) 30,674 Shares held in Juniper Plaza Associates for which Mr. Landy has power to vote; (h) 400,000 Shares issuable upon exercise of stock options; (i) 384,250 Shares pledged in a margin account; (j) 277,559 Shares pledged as security for loans; and (k) 24,608 Shares of unvested restricted stock. Excludes 100,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until April 4, 2018.

(11)	Includes (a) 42,599 Shares owned with Mr. Samuel Landy’s wife; (b) 6,221 Shares in the Samuel Landy Limited Partnership; (c) 48,000 Shares in the EWL Grandchildren Fund LLC of which Mr. Landy is a co-manager; (d) 100,000 Shares issuable upon exercise of stock options; (e) 32,420 Shares pledged in a margin account; (f) 410,982 Shares pledged as security for loans; and (g) 75,524 Shares of unvested restricted stock. Excludes 70,394 Shares held in the UMH 401(k) Plan. Mr. Landy is a co-trustee of the UMH 401(k) Plan and has shared voting power over the Common Shares held by the UMH 401(k) Plan. He, however, disclaims beneficial ownership of all of the Common Shares held by the UMH 401(k) Plan, except for the 70,394 Shares held by the UMH 401(k) Plan for his benefit. See Note 17 below for information regarding Shares held by the UMH 401(k) Plan. Excludes 100,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until April 4, 2018.

(12)	Includes (a) 15,288 Shares owned by Mr. Michael Landy’s wife; (b) 56,519 Shares in custodial accounts for Mr. Landy’s children under the NJ Uniform Transfers to Minors Act in which he disclaims any beneficial interest but has power to vote; (c) 48,000 Shares in the EWL Grandchildren Fund LLC of which Mr. Landy is a co-manager; (d) 81,500 Shares pledged in a margin account; (e) 55,000 Shares pledged as security for loans; and (f) 4,053 Shares of unvested restricted stock. Excludes 25,903 Shares held in the UMH 401(k) Plan. See Note 17 below for information regarding Shares held by the UMH 401(k) Plan.

(13)	Includes 1,163 Shares of unvested restricted stock.

(14)	Includes (a) 176,055 Shares held by Mitchell Partners in which Mr. Mitchell has a beneficial interest; and (b) 1,163 Shares of unvested restricted stock. In addition to the Common Shares reported, Mr. Mitchell also holds 4,000 of the Preferred A Shares, and 8,000 of the Preferred B Shares.

(15)	Includes 46,000 Shares issuable upon exercise of stock options. Excludes 1091 Shares held in the UMH 401(k) Plan. See Note 17 below for information regarding Shares held by the UMH 401(k) Plan. Excludes 20,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until April 4, 2018.

(16)	Includes (a) 300 Shares owned by Mr. Wolgin’s wife; and (b) 1,163 Shares of unvested restricted stock. In addition to the Shares reported, Mr. Wolgin’s wife owns 600 shares of the Company’s 8.25% Series A Cumulative Redeemable Preferred Stock.

(17)	Includes 312,699 Shares held by the UMH 401(k) Plan. Ms. Anna T. Chew and Mr. Samuel A. Landy share voting power over the Shares held by the UMH 401(k) Plan.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the Company’s common shareholders will be asked to consider and vote on a proposal to ratify the appointment of PKF O’Connor Davies, LLP (“PKF”) as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The Company’s charter and bylaws do not require that its shareholders ratify the appointment of PKF as the Company’s independent registered public accounting firm. The Company is asking its common shareholders to ratify this appointment as a matter of good corporate practice. If the Company’s common shareholders do not ratify the appointment of PKF, the Company’s Audit Committee will reconsider whether to retain PKF as the Company’s independent registered public accounting firm, but may determine to retain PKF. Even if the appointment of PKF is ratified by the Company’s common shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company. The Company expects a representative of PKF to be present at the Annual Meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

Vote Required:

Approval of the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2017 requires the affirmative vote of a majority of the votes cast on the proposal.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PKF
O’CONNOR DAVIES, LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board of Directors”) of UMH Properties, Inc. (the “Company”) operates under a written charter which has been amended in January 2013. The amended charter is available on the Company’s website at www.umh.reit.

The Company has an Audit Committee consisting of four “independent” Directors, as defined by the listing standards of the New York Stock Exchange. The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all material aspects of the Company’s reporting, internal control and audit functions.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2016.

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We have discussed with the independent registered public accounting firm the matters required to be discussed under Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence”, and we have discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Audit Committee:

Jeffrey A. Carus

Stuart D. Levy

James E. Mitchell

Stephen B. Wolgin (Chairman)

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PKF O’Connor Davies, LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2016 and 2015. The following are fees billed by and accrued to PKF O’Connor Davies, LLP in connection with services rendered for the years ended December 31, 2016 and 2015:

	2016	2015

Audit Fees	$185,700	$178,500
Audit Related Fees	25,870	47,595
Tax Fees	65,500	68,950
All Other Fees	-0-	-0-
Total Fees	$277,070	$295,045

Audit fees include professional services rendered for the audit of the Company’s annual financial statements, management’s assessment of internal controls, and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit related fees include services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings, such as consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Tax fees include professional services rendered for the preparation of the Company’s federal and state corporate tax returns and supporting schedules as may be required by the Internal Revenue Service and applicable state taxing authorities. Tax fees also include other work directly affecting or supporting the payment of taxes, including planning and research of various tax issues.

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All of the services performed by PKF O’Connor Davies, LLP for the Company during 2016, including audit fees, audit-related fees, tax fees and all other fees described above, were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. The policy requires that all services provided by our principal independent registered public accounting firm to the Company, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee, and all have been so pre-approved. The pre-approval requirements do not prohibit day-to-day normal tax consulting services, which matters will not exceed $10,000 in the aggregate.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining PKF O’Connor Davies, LLP’s independence.

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PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (as set forth in Section 14A of the Securities Exchange Act of 1934, as amended), we are providing our shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that was paid to our named executive officers in 2016 as described in the “Compensation Discussion and Analysis” set forth in this proxy statement, including the compensation tables and the narrative disclosures that accompany those tables.

At the annual meeting of shareholders held on June 12, 2014, the Company’s shareholders approved by their advisory vote the compensation of the named executive officers. The shareholders also expressed a preference that advisory votes on executive compensation occur every three years. Accordingly, a shareholder advisory vote on executive compensation will be held at the Annual Meeting. We expect that the next advisory vote on executive compensation will occur at the 2020 annual meeting of shareholders (although the Board may reconsider the frequency of such advisory votes based on the preference expressed by shareholders at the Annual Meeting). The results of this advisory vote are not binding on the Compensation Committee, the Company or our Board of Directors. Nevertheless, the Board of Directors values input from our shareholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

Our executive compensation program is designed to attract and retain talented individuals who possess the skills and expertise necessary to lead the Company. The Company’s current equity compensation plan has been the primary vehicle for providing long-term incentive compensation to our named executive officers. The Compensation Committee regularly reviews all elements of the compensation paid to our named executive officers. The Committee believes that the Company’s present compensation programs, as presented in the Compensation Discussion and Analysis section and the accompanying tables and related narrative disclosure in this Proxy Statement, promote in the best manner possible our business objectives while aligning the interests of the named executive officers with our shareholders to ensure continued positive financial results. Our results support this conclusion. By adhering to a business plan that has emphasized manufactured home communities, coupled with a strong balance sheet, the Company has continued to grow and deliver positive results to its shareholders. The Company is proud of its long-term record of dividends and profitability. The compensation programs for our named executives are a key ingredient in motivating these executives to continue to deliver such results. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in the Proxy Statement.”

Vote Required:

The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, assuming a quorum is present, is required to approve the advisory resolution approving the compensation of our named executive officers.

Board Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

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PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (as set forth in Section 14A of the Securities Exchange Act of 1934, as amended), we are also providing our shareholders with the opportunity to vote, on a non-binding, advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers, such as Proposal 3 included in this Proxy Statement. By voting on this Proposal 4, shareholders may recommend whether future advisory votes on executive compensation should be conducted every “one year,” “two years” or “three years.”

After consideration of this Proposal, the Compensation Committee and the Board of Directors have determined that an advisory vote on the compensation of our named executive officers every three years is the best alternative for the Company. The Board of Directors historically has emphasized long-term strategic planning for the Company and the Compensation Committee has fashioned executive compensation programs that place a greater emphasis on the attainment of long-term growth objectives than on short-term success. An advisory vote every three years is consistent with this long-term growth strategy and also will provide the Company with adequate time to engage shareholders to better understand vote results when considering changes to the Company’s executive compensation programs.

Vote Required:

The selection of “one year”, “two years” or “three years” that receives the greatest number of votes cast on this proposal at the Annual Meeting will indicate the shareholders’ preference for the frequency of future votes on the compensation of our Named Executive Officers and the Board of Directors encourages this input from the shareholders. However, since this vote is not binding on the Board of Directors, the Compensation Committee or the Company, the Board of Directors may decide that it is in the best interest of the Company and the shareholders to hold future advisory votes on the compensation of our Named Executive Officers more or less frequently than as indicated by the shareholder vote on this Proposal 4.

Board Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
“THREE YEARS” AS THE FREQUENCY FOR FUTURE NON-BINDING ADVISORY
VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has been appointed to implement the Board’s responsibilities relating to the compensation of the Company’s named executive officers. The Committee has the overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. The Committee’s primary objectives include serving as an independent and objective party to review such compensation plans, policies and programs. The Committee has not retained or obtained the advice of a compensation committee consultant for determining or recommending the amount of executive or director compensation.

Throughout this report, the individuals who served during 2016 as the Company’s Chairman of the Board, President and Chief Executive Officer, Vice President and Chief Financial Officer and other Officers included in the Summary Compensation Table presented below in this Proxy Statement are sometimes referred to in this Proxy Statement as the “named executive officers.”

Compensation Philosophy and Objectives

The Committee believes that a well-designed compensation program should align the goals of the President and Chief Executive Officer and other named executive officers with the goals of the shareholders, and that a significant part of each executive’s compensation, over the long term, should be dependent upon the value created for shareholders. In addition, all executives should be held accountable through their compensation for the performance of the Company, and compensation levels should also reflect the executive’s individual performance in an effort to encourage increased individual contributions to the Company’s performance. The compensation philosophy, as reflected in the Company’s employment agreements with its executives, is designed to motivate executives to focus on operating results and create long-term shareholder value by:

●	establishing a plan that attracts, retains and motivates executives through compensation that is competitive with a peer group of other publicly-traded real estate investment trusts, or REITs;

●	rewarding executives for individual accomplishments and achievements;

●	linking a portion of executives’ compensation to the achievement of the Company’s business plan by using measurements of the Company’s operating results and shareholder return; and

●	building a pay-for-performance system that encourages and rewards successful initiatives within a team environment.

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The salaries and bonuses in the Company’s recently executed executive employment agreements are consistent with the Committee’s philosophy and objectives. The Committee believes that each of the above factors is important when determining compensation levels for named executive officers. The Committee reviews and approves the employment contracts for the Chairman of the Board, the President and Chief Executive Officer, and the Vice President and Chief Financial Officer, including performance goals and objectives. The Committee annually evaluates performance of these executive officers and other named executive officers in light of those goals and objectives. The Committee considers the Company’s performance, relative stockholder return, the total compensation provided to comparable officers at similarly-situated companies, and compensation given to named executive officers in prior years. The Company uses the annual Compensation Survey published by NAREIT (the “Survey”) as a guide to setting compensation levels. Participant company data is not presented in a manner that specifically identifies any named individual or company. The Survey details compensation by position type and company size with statistical salary and bonus information for each position. The sub-sets presented in the Survey used by the Committee for comparison are the residential property sector, entities with less than $1.5 billion in equity market capitalization and entities with more than 75 but less than 299 full-time employees. The Company’s salaries, bonus amounts and long-term compensation awards are compared to the ranges presented for reasonableness. The Committee believes executive compensation packages provided by the Company to its executive officers should include base salaries, annual bonuses and long-term compensation awards that reward corporate and individual performance, as well as give incentives to executives to meet or exceed established goals. As a result, an important portion of the Company’s compensation program is comprised of discretionary bonuses and equity awards as determined by the Committee in recognition of individual accomplishments and achievements.

Role of Executive Officers in Compensation Decisions

The Committee makes all final compensation decisions for the Company’s named executive officers. The Chairman of the Board and the President and Chief Executive Officer annually review the performance of the other named executive officers and then present their conclusions and recommendations to the Committee with respect to base salary adjustments and annual cash bonus and stock option or restricted stock awards. The Committee exercises its own discretion in modifying any recommended adjustments or awards, but does consider the recommendations from management who work closely with the other named executive officers.

Role of Grants of Stock Options and Restricted Stock in Compensation Analysis

The Committee views the grant of stock options and restricted stock awards as a form of long-term compensation. The Committee believes that such grants promote the Company’s goal of retaining key employees, and align the key employee’s interests with those of the Company’s shareholders from a long-term perspective. The number of options or shares of restricted stock granted to each employee is determined by consideration of various factors including, but not limited to, the employee’s contribution, title, responsibilities and years of service.

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Role of Employment Agreements in Determining Executive Compensation

Several of the Company’s currently employed named executive officers are parties to employment agreements. These agreements provide for base salaries, bonuses and customary fringe benefits. Other key elements of the Company’s compensation program for the named executive officers are stock options, restricted stock awards and other benefits. Each of these is addressed separately below. In determining initial compensation, the Committee considers all elements of a named executive officer’s total compensation package in comparison to current market practices and other benefits.

Shareholder Advisory Vote

One way to determine if the Company’s compensation program reflects the interests of shareholders is through their nonbinding vote. At the Annual Meeting of Shareholders held on June 12, 2014, the Company’s shareholders approved by their advisory vote the compensation of the named executive officers. At the upcoming Annual Meeting, shareholders will vote on an advisory resolution with respect to the compensation of the named executive officers.

Base Salaries

Base salaries are paid for ongoing performance throughout the year. In order to compete for and retain talented executives who are critical to the Company’s long-term success, the Committee has determined that the base salaries of named executive officers should approximate those of executives of other equity REITs that compete with the Company for employees, investors and business, while also taking into account the named executive officers’ performance and tenure and the Company’s performance relative to its peer companies within the REIT industry using the Survey described above.

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Bonuses

In addition to the provisions for base salaries under the terms of their employment agreements, the President and Chief Executive Officer and the Vice President and Chief Financial Officer are entitled to receive annual cash bonuses for each year during the terms of each respective agreement. These bonuses are based on the achievement of certain performance goals set by the Committee as described below.

For the President and Chief Executive Officer:

Increase same store occupancy	0.75%	1.00%	1.25%
Bonus	$47,300	$94,600	$118,250
Increase same store revenue	3%	4%	5%
Bonus	$47,300	$94,600	$141,900
Increase same store rental units	400 units	500 units	600 units
Bonus	$94,600	$94,600	$118,250
Increase same store sales profit	Breakeven	Up to $500,000	Over $500,000
Bonus	$47,300	$47,300 plus 10% of profit	$97,300 plus 12% of profit over $500,000
Reduce and or maintain same store operating costs as a percentage of revenue	50%	50%	50%
Bonus	$94,600	$94,600	$94,600
Reduce and or maintain administrative expense as a percentage of total operating revenue	10%	10%	10%
Bonus	$94,600	$94,600	$94,600

Total Bonus Potential	$425,700	$570,300	$724,900

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For the Vice President and Chief Financial Officer:

Increase same store occupancy	0.75%	1.00%	1.25%
Bonus	$36,100	$72,200	$90,800
Increase same store revenue	3%	4%	5%
Bonus	$36,100	$72,200	$109,300
Increase same store rental units	400 units	500 units	625 units
Bonus	$72,200	$72,200	$90,800
Increase same store sales profit	Breakeven	Up to $500,000	Over $500,000
Bonus	$36,100	$36,100 plus 10% of profit	$86,100 plus 12% of profit over $500,000
Reduce and or maintain same store operating costs as a percentage of revenue	50%	50%	50%
Bonus	$72,200	$72,200	$72,200
Reduce and or maintain administrative expense as a percentage of total operating revenue	10%	10%	10%
Bonus	$72,200	$72,200	$72,200

Total Bonus Potential	$324,900	$447,100	$581,400

Bonuses awarded to the other named executive officers are recommended by the Chairman of the Board and the President and Chief Executive Officer and are approved by the Committee. The Company believes that short-term rewards in the form of cash bonuses to senior executives generally should reflect short-term results and should take into consideration both the profitability and performance of the Company and the performance of the individual, which may include comparing such individual’s performance to the preceding year, reviewing the breadth and nature of the senior executives’ responsibilities and valuing special contributions by each such individual. In evaluating performance of the Company annually, the Compensation Committee considers a variety of factors, including, among others, FFO, Core FFO, Normalized FFO, net income, growth in asset size, occupancy and total return to shareholders. The Company considers FFO to be an important measure of an equity REIT’s operating performance and has adopted the definition suggested by NAREIT, which defines FFO to mean net income computed in accordance with U.S. GAAP, excluding gains or losses from sales of property, plus real estate related depreciation and amortization. The company defines Core FFO as FFO plus acquisition costs and costs of early extinguishment of debt. The Company defines Normalized FFO as Core FFO excluding gains and losses realized on securities investments and certain non-recurring charges. The Company considers FFO, Core FFO and Normalized FFO to be meaningful, additional measures of operating performance primarily because it excludes the assumption that the value of its real estate assets diminishes predictably over time and because industry analysts have accepted these as performance measures.

Other factors considered include the employee’s title and years of service. The employee’s title generally reflects the employee’s responsibilities and the employee’s years of service may be considered in determining the level of bonus in comparison to base salary. The Committee has declined to use specific performance formulas with respect to the other named executive officers, believing that with respect to Company performance, such formulas do not adequately account for many factors, including, among others, the relative performance of the Company compared to its competitors during variations in the economic cycle, and that with respect to individual performance, such formulas are not a substitute for the subjective evaluation by the Committee of a wide range of management and leadership skills of each of the senior executives.

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Stock Options and Restricted Stock Awards

The employment agreements for the President and Chief Executive Officer and the Vice President and Chief Financial Officer provides for the grant of restricted stock awards, based on the following:

President and Chief Executive Officer

Achievement of any of the performance goals previously stated	12,500
Discretion of the Compensation Committee	12,500

Vice President and Chief Financial Officer

Achievement of any of the performance goals previously stated	10,000
Discretion of the Compensation Committee	10,000

Stock options and restricted stock awards to the other named executive officers are recommended by the Chairman of the Board and the President and Chief Executive Officer. In making its decisions, the Committee does not use an established formula or focus on a specific performance target. The Committee recognizes that often outside forces beyond the control of management, such as economic conditions, changing real estate markets and other factors, may contribute to less favorable near term results even when sound strategic decisions have been made by the senior executives to position the Company for longer term profitability. Thus, the Compensation Committee also attempts to identify whether the senior executives are exercising the kind of judgment and making the types of decisions that will lead to future growth and enhanced asset value, even if the same are difficult to measure on a current basis. For example, in determining appropriate stock option and restricted stock awards, the Compensation Committee considers, among other matters, whether the senior executives have executed strategies that will provide adequate funding or appropriate borrowing capacity for future growth, whether acquisition strategies have been developed to ensure a future stream of reliable and increasing revenues for the Company, whether the selection of properties evidence appropriate risk management, including risks associated with real estate markets, and whether the administration of staff size and compensation appropriately balances the current and projected operating requirements of the Company with the need to effectively control overhead costs.

In 2016, the Compensation Committee received the recommendations from the Chairman of the Board and the President and Chief Executive Officer for the number of options or restricted stock to be awarded. The factors that were considered in awarding the stock options and restricted stock included the following progress that was made by the Company due to the efforts of management:

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●	Generated an increase in Normalized FFO share growth of 20.0%, representing our fourth consecutive year of double-digit growth;

●	Increased Community Net Operating Income (“NOI”) by 27.4%;

●	Increased same property Community NOI by 18.9%;

●	Increased same property occupancy from 82.9% to 84.8%;

●	Improved our Operating Expense Ratio from 49.6% to 47.0%;

●	Generated approximately $2.3 million in net-realized gains in addition to the $16.7 million in unrealized gains we held at yearend on our REIT securities investments;

●	Acquired 3 communities containing approximately 300 home sites for a total of $7.3 million;

●	Increased our rental home portfolio by 900 homes, representing an increase of 25% to 4,700 total rental homes;

●	Raised approximately $22 million in common equity capital through our Dividend Reinvestment and Stock Purchase Plan;

●	Issued 2 million shares of our 8.0% Series B Cumulative Redeemable Preferred Stock raising net proceeds of approximately $49 million;

●	Financed/refinanced four communities for a total of $32 million;

●	Reduced our overall weighted average mortgage interest rate from 4.6% to 4.4%;

●	Managed general and administrative costs to an appropriate level; and

●	Maintained cash distributions to shareholders.

After considering the recommendations of the Chairman of the Board and the President and Chief Executive Officer, the Committee allocated the individual awards to the named executive officers based on the named executive officers’ individual contributions to these accomplishments. Other factors considered in this allocation included the named executive officers’ responsibilities and years of service. In addition, the awards were compared to each named officers’ total compensation and compared with comparable REITs using the Survey described above as a guide for setting total compensation.

Other Personal Benefits

The Company’s employment agreements provide the named executive officers with other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of other personal benefits provided to the named executive officers.

The named executive officers are provided the following benefits under the terms of their employment agreements: an allotted number of paid vacation weeks; eligibility for the executives, spouses and dependents in all Company sponsored employee benefits plans, including 401(k) plan, group health, accident, and life insurance, on such terms no less favorable than applicable to any other executive; use of an automobile; and, supplemental disability insurance, at the Company’s cost, as agreed to by the Company and the named executive officer. Attributed costs of the personal benefits described above for the named executive officers for the year ended December 31, 2016, are included in “All Other Compensation” of the Summary Compensation Table provided below in this Proxy Statement.

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Payments upon Termination or Change in Control

In addition, the named executive officers’ employment agreements each contain provisions relating to change in control events and severance upon termination for events other than for cause or good reason (as defined under the terms of the employment agreements). These change in control and severance terms are designed to promote stability and continuity of senior management. Information regarding these provisions is included in “Employment Agreements” provided below in this Proxy Statement. There are no other agreements or arrangements governing change in control payments.

Evaluation

Mr. Eugene Landy is employed under an amended employment agreement with the Company. His base compensation under his amended contract was increased in 2014 to $250,000 per year. Mr. Eugene Landy also received bonuses totaling $34,615 primarily based on performance, including growth of the Company. Additionally, Mr. Eugene Landy received $49,500 in director’s fees and fringe benefits. In recognition of Mr. Eugene Landy’s extraordinary contributions to the Company over the last five decades and, in particular, over the last year, the Compensation Committee approved and granted a restricted stock award of 20,000 shares of restricted common stock. The stock, which will vest in equal annual installments over the next five years, has a grant date fair value of $11.57 per share, for a total grant date fair value of $231,400.

The Committee also reviewed the progress made by Mr. Samuel A. Landy, President and Chief Executive Officer and Ms. Anna T. Chew, Vice President and Chief Financial Officer. Mr. Samuel Landy is employed under an employment agreement with the Company. His base compensation under this contract was $473,000 for 2016. In evaluating Mr. Samuel Landy’s eligibility for an annual bonus, stock options and restricted stock awards, the Compensation Committee used the bonus schedule included in Mr. Samuel Landy’s employment agreement as a guide.

Ms. Chew is employed under an employment agreement with the Company. Her base compensation under this contract is $360,000 for 2016. In evaluating Ms. Chew’s eligibility for an annual bonus, stock options and restricted stock awards, the Compensation Committee used the bonus schedule included in Ms. Chew’s employment agreement as a guide.

The Committee has also approved the recommendations of the Chairman of the Board and the President and Chief Executive Officer concerning the other named executives’ annual salaries, bonuses, option and restricted stock grants and fringe benefits.

In addition to its determination of the executive’s individual performance levels for 2016, the Committee also compared the executive’s total compensation for 2016 to that of similarly-situated personnel in the REIT industry using the Survey described above. The Company’s salary and bonus amounts were compared to the ranges presented for reasonableness.

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Risk Management

The Compensation Committee has assessed our compensation program for the purpose of viewing and considering any risks presented by our compensation policies and practices that are likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, annual bonus opportunities, equity compensation and severance arrangements. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to the Compensation Committee.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Jeffrey A. Carus (Chairman)
Stuart D. Levy
James E. Mitchell
Stephen B. Wolgin

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Summary Compensation Table

The following Summary Compensation Table shows compensation paid by the Company for services rendered during 2016, 2015 and 2014 to the named executive officers. There were no other executive officers whose aggregate cash compensation exceeded $100,000:

Name and Principal Position	Year	Salary	Bonus (4)	Option Awards (5)	Restricted Stock Awards (6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (7)	All Other Compensation		Total

Eugene W. Landy	2016	$250,000	$34,615	$81,000	$231,400	$-0-	$49,500 (	1)	$646,515
Chairman of the	2015	250,000	134,615	93,000	9,120	-0-	47,000 (	1)	533,735
Board	2014	193,750	34,615	98,000	-0-	-0-	43,250 (	1)	369,615

Samuel A. Landy	2016	473,000	570,192	40,500	219,825	-0-	60,100 (	2)	1,363,617
President and Chief	2015	460,000	90,203	46,500	252,370	-0-	57,400 (	2)	906,473
Executive Officer	2014	416,745	46,812	49,000	232,750	-0-	53,450 (	2)	798,757

Anna T. Chew	2016	360,000	435,846	40,500	175,860	-0-	60,100 (	2)	1,072,306
Vice President and	2015	349,000	39,660	46,500	9,120	-0-	57,400 (	2)	501,680
Chief Financial Officer	2014	316,841	37,186	49,000	-0-	-0-	53,450 (	2)	456,477

Craig Koster	2016	171,171	31,584	16,200	-0-	-0-	7,350 (	3)	226,305
General Counsel	2015	152,769	30,985	18,600	-0-	-0-	5,868 (	3)	208,222
	2014	136,592	10,077	4,900	-0-	-0-	3,145 (	3)	154,714

Brett Taft	2016	138,000	55,308	16,200	-0-	-0-	4,225 (	3)	213,733
Vice President	2015	115,000	14,223	18,600	-0-	-0-	3,289 (	3)	151,112
	2014	100,000	11,635	11,760	-0-	-0-	1,296 (	3)	124,691

(1)	Represents Director’s annual board cash retainer of $33,500, $31,000 and $27,250 for 2016, 2015 and 2014, respectively, and Director’s meeting fees of $16,000, $16,000 and $16,000 for 2016, 2015 and 2014, respectively.

(2)	Represents Director’s annual board cash retainer of $33,500, $31,000 and $27,250 for 2016, 2015 and 2014, respectively, Director’s meeting fees of $16,000, $16,000 and $16,000 for 2016, 2015 and 2014, respectively, and fringe benefits and discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

(3)	Represents discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

(4)	Bonus payments for Samuel A. Landy and Anna T. Chew were primarily based on certain performance criteria being met as outlined in their respective employment agreements (non-equity incentive plan compensation). For 2016, the non-equity incentive plan compensation included in bonus was $552,000 for Samuel A. Landy and $422,000 for Anna T. Chew.

(5)	The fair value of the stock options granted were established using the Black-Scholes stock option valuation model. The following assumptions were used for years 2016, 2015 and 2014: expected volatility of 26.30%, 27.17% and 27.12%, respectively; risk-free interest rates of 1.49%, 2.12% and 2.23%, respectively; dividend yields of 7.32%, 7.37% and 7.14%, respectively; expected life of the options of eight years; and estimated forfeitures of $-0-. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise.

(6)	The grant date fair values were established based on the number of shares granted and the share prices as follows: 2016, 4/5/16 - $9.77, 9/14/16 - $11.57 (see table below for details); 2015, 2/5/15 - $9.73, 9/14/15 $9.12; and 2014, 1/15/14 - $9.31. Such shares vest over five years.

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Equity Compensation Plan Information

On June 13, 2013, the shareholders approved and ratified the Company’s 2013 Stock Option and Stock Award Plan (the “2013 Plan”) authorizing the grant of stock options or restricted stock awards to Directors, officers and key employees. The maximum number of shares that may be issued under the 2013 Plan is 3,000,000 shares of common stock. If and to the extent that an award made under the 2013 Plan is forfeited, terminated, expires or is canceled unexercised, the number of shares associated with the forfeited, terminated, expired or canceled portion of the award shall again become available for additional awards under the 2013 Plan. The 2013 Plan replaced the Company’s 2003 Stock Option and Award Plan, as amended, which, pursuant to its terms, terminated in 2013. The outstanding options under the 2003 Stock Option and Award Plan, as amended, remain outstanding until exercised, forfeited or expired. Not more than 200,000 shares of the Company’s common stock may be granted as options in any one year to a participant under the 2013 Plan. In general, each option may be exercised only after one year of continued service with the Company. The maximum number of shares underlying restricted stock awards that may be granted in any one year to a participant is 100,000 shares.

Grants of Plan-Based Awards

The following table sets forth, for the named executive officers in the Summary Compensation Table, information regarding individual grants of stock options made during the year ended December 31, 2016:

Name	Grant Date	Number of Shares of Restricted Stock (1)	Number of Shares Underlying Options (2)	Exercise Price of Option Award or Fair Value Per Share at Grant Date of Restricted Stock Award	Grant Date Fair Value (3)

Eugene W. Landy	4/05/2016	-0-	100,000	$9.77	$81,000
	9/14/2016	20,000	-0-	11.57	231,400

Samuel A. Landy	4/05/2016	22,500	-0-	9.77	219,825
	4/05/2016	-0-	50,000	9.77	40,500

Anna T. Chew	4/05/2016	18,000	-0-	9.77	175,860
	4/05/2016	-0-	50,000	9.77	40,500

Craig Koster	4/05/2016	-0-	20,000	9.77	16,200

Brett Taft	4/05/2016	-0-	20,000	9.77	16,200

(1)	All restricted stock awards granted during 2016 vest 20% per year over a five-year period and all dividends earned are reinvested in restricted stock.

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(2)	These options vest after 1 year and expire 8 years from grant date.

(3)	The values of the shares underlying options were established using the Black-Scholes stock option valuation model. The following assumptions were used in the model: expected volatility of 26.30%; risk-free interest rate of 1.49%; dividend yield of 7.32%; expected life of the options of eight years; and forfeitures of $-0. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise. The value of the shares of restricted stock was based on the closing price of the shares on the grant date.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded to our named executive officers, are described above under “Compensation Discussion and Analysis” and below under “Employment Agreements.”

Outstanding Equity Awards at Year-End

The following table sets forth for the named executive officers in the Summary Compensation Table, information regarding stock options and restricted stock outstanding at December 31, 2016:

	Option Awards (1)				Restricted Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares that Have Not Vested	Market Value of Shares That Have No Vested

Eugene W. Landy					24,281	$365,436
Eugene W. Landy	100,000	-0-	$10.08	06/26/21
Eugene W. Landy	100,000	-0-	$9.85	06/11/22
Eugene W. Landy	100,000	-0-	$9.82	06/24/23
Eugene W. Landy	-0-	100,000	$9.77	04/05/24

Samuel A. Landy					73,838	$1,111,263
Samuel A. Landy	10,900	-0-	$9.13	01/08/18
Samuel A. Landy	14,100	-0-	$8.30	01/08/18
Samuel A. Landy	50,000	-0-	$10.08	06/26/21
Samuel A. Landy	50,000	-0-	$9.85	06/11/22
Samuel A. Landy	50,000	-0-	$9.82	06/24/23
Samuel A. Landy	-0-	50,000	$9.77	04/05/24

Anna T. Chew					22,882	$344,381
Anna T. Chew	50,000	-0-	$10.08	06/26/21
Anna T. Chew	20,000	-0-	$9.85	06/11/22
Anna T. Chew	50,000	-0-	$9.82	06/24/23
Anna T. Chew	-0-	50,000	$9.77	04/05/24

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	Option Awards (1)				Restricted Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested

Craig Koster					-0-	$-0-
Craig Koster	5,000	-0-	$10.08	06/26/21
Craig Koster	5,000	-0-	$9.85	06/11/22
Craig Koster	12,500	-0-	$9.82	06/24/23
Craig Koster	-0-	20,000	$9.77	04/05/24

Brett Taft					-0-	$-0-
Brett Taft	4,000	-0-	$11.29	08/29/20
Brett Taft	10,000	-0-	$10.08	06/26/21
Brett Taft	12,000	-0-	$9.85	06/11/22
Brett Taft	-0-	20,000	$9.77	04/05/24

(1)	Stock options vest 1 year from the date of grant.

(2)	Restricted stock awards vest over 5 years, 20% per year, from the date of grant. The following is the vesting schedule for the shares that have not yet vested: Mr. Eugene Landy – 7,401 shares, 4,274 shares, 4,274 shares, 4,275 shares and 4057 shares in 2017, 2018, 2019, 2020 and 2021, respectively; Mr. Samuel Landy – 24,478 shares, 16,960 shares, 16,962 shares, 10,718 shares, and 4,721 shares in 2017, 2018, 2019, 2020 and 2021, respectively; and Ms. Anna Chew, – 7,121 shares, 3,994 shares, 3,995 shares, 3,995 shares and 3,777 shares in 2017, 2018, 2019, 2020 and 2021, respectively . Market value is based on the closing price of our common stock on December 31, 2016 of $15.05.

Option Exercises and Stock Vested

The following table sets forth summary information concerning option exercises and vesting of restricted stock awards for each of the named executive officers during the year ended December 31, 2016:

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Eugene W. Landy	-0-	$-0-	6,431	$77,012
Samuel A. Landy	75,000	420,400	26,128	265,738
Anna T. Chew	30,000	33,300	6,431	77,012
Craig Koster	7,500	25,950	-0-	-0-
Brett Taft	20,000	66,000	-0-	-0-

(1)	Value realized based on the closing price of the shares on the NYSE as of the date of vesting.

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Employment Agreements

The Company has an Employment Agreement with Mr. Eugene W. Landy, Founder and Chairman of the Board. Under this agreement, Mr. Landy receives an annual base compensation of $250,000 (as amended) plus bonuses and customary fringe benefits, including health insurance, participation in the Company’s 401(k) Plan, stock options, five weeks’ vacation and use of an automobile. Additionally, there may be bonuses voted by the Board of Directors. The Employment Agreement is terminable by either party at any time subject to certain notice requirements. The Employment Agreement provides for aggregate severance payments of $450,000, payable to Mr. Eugene Landy upon the termination of his employment for any reason in increments of $150,000 on severance and $150,000 on the first and second anniversaries of severance. In the event of disability, Mr. Landy’s compensation will continue for a period of three years, payable monthly. On retirement, Mr. Landy will receive a pension of $50,000 a year for ten years (subsequently amended to extend pension benefits through 2016), payable in monthly installments. In the event of death, Mr. Landy’s designated beneficiary will receive $450,000, $100,000 thirty days after death and the balance one year after death. The Employment Agreement automatically renews each year for successive one-year periods. On April 14, 2008, the Company executed a Second Amendment to the Employment Agreement with Mr. Landy (the “Second Amendment”). The Second Amendment provides that in the event of a change in control, Eugene W. Landy shall receive a lump sum payment of $1,200,000, provided the sale price of the Company is at least $16 per share of common stock. A change of control shall be defined as the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of the Company. This change of control provision shall not apply to any combination between the Company and MREIC. Payment shall be made simultaneously with the closing of the transaction, and only in the event that the transaction closes.

Effective as of January 1, 2015, the Company and Mr. Samuel A. Landy entered into an amended and restated three-year Employment Agreement. The employment agreement is renewed automatically for a new three-year term as of the first day of each calendar quarter after the effective date unless otherwise terminated. Under the agreement, Mr. Landy is entitled to receive an annual base salary of $460,000 for 2015, $473,000 for 2016 and $488,000 for 2017. For calendar years after 2017, Mr. Landy’s base salary will be set by the Compensation Committee of the Company’s Board of Directors but will be no less than his base salary for the preceding year. Mr. Landy will be eligible for annual cash bonuses based on the Company’s achievement of certain performance objectives specified in the Employment Agreement as determined by the Compensation Committee. Mr. Landy will also be entitled to equity awards of up to 25,000 shares of restricted stock each year based on achievement of performance objectives as determined by the Compensation Committee. If Mr. Landy’s employment is terminated for any reason, either involuntarily or voluntarily, including the death of Mr. Landy or termination for cause, Mr. Landy shall be entitled to the base salary plus base target bonuses due under the Employment Agreement for the remaining term of the Employment Agreement. The Employment Agreement also provides that, upon a change of control of the Company, the Employment Agreement will automatically renew for three years from the date of the change of control. Additionally or alternatively, if a change of control occurs, Mr. Landy shall have the right to terminate the Employment Agreement and continue to receive the base salary plus base target bonuses and restricted stock awards he would have been entitled to receive during the remaining term of the Employment Agreement. In addition, provided that Mr. Landy is actively employed by the Company as of the consummation of a change of control, Mr. Landy shall be entitled to a transaction bonus consistent with the terms of the Company’s Executive Management Transaction Bonus Plan, which shall be approved by the Compensation Committee. The Employment Agreement entitles Mr. Landy to customary fringe benefits, including vacation, life insurance and health benefits, the use of an automobile, and the right to participate in the Company’s 401(k) retirement plan.

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Effective as of January 1, 2015, the Company and Ms. Anna T. Chew, its Chief Financial Officer, entered into an amended and restated three-year Employment Agreement. The employment agreement is renewed automatically for a new three-year term as of the first day of each calendar quarter after the effective date unless otherwise terminated. Under the agreement, Ms. Chew is entitled to receive an annual base salary of $349,000 for 2015, $360,000 for 2016 and $371,000 for 2017. For calendar years after 2017, Ms. Chew’s base salary will be set by the Compensation Committee of the Company’s Board of Directors but will be no less than her base salary for the preceding year. Ms. Chew will be eligible for annual cash bonuses based on the Company’s achievement of certain performance objectives specified in the Employment Agreement as determined by the Compensation Committee. Ms. Chew will also be entitled to equity awards of up to 20,000 shares of restricted stock each year based on achievement of performance objectives as determined by the Compensation Committee. Under the Employment Agreement, if Ms. Chew’s employment is terminated for any reason, either involuntarily or voluntarily, including the death of Ms. Chew or termination for cause, Ms. Chew shall be entitled to the base salary plus base target bonuses due under the Employment Agreement for the remaining term of the Employment Agreement. The Employment Agreement also provides that, upon a change of control of the Company, the Employment Agreement will automatically renew for three years from the date of the change of control. Additionally or alternatively, if a change of control occurs, Ms. Chew shall have the right to terminate the Employment Agreement and continue to receive the base salary plus base target bonuses and restricted stock awards she would have been entitled to receive during the remaining term of the Employment Agreement. In addition, provided that Ms. Chew is actively employed by the Company as of the consummation of a change of control, Ms. Chew shall be entitled to a transaction bonus consistent with the terms of the Company’s Executive Management Transaction Bonus Plan, which shall be approved by the Compensation Committee. The Employment Agreement entitles Ms. Chew to customary fringe benefits, including vacation, life insurance and health benefits, the use of an automobile, and the right to participate in the Company’s 401(k) retirement plan.

Potential Payments upon Termination of Employment or Change-in-Control

Under the terms of the employment agreements of the named executive officers, such named executive officers are entitled to receive the following estimated payments and benefits upon a termination of employment or voluntary resignation (with or without a change-in-control). These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a termination of employment, or voluntary resignation, were to occur. The table below reflects the amount that could be payable under the various arrangements assuming that the termination of employment had occurred at December 31, 2016. Each of the employees named in the table below have restricted stock awards and/or stock option awards which are listed in the “Outstanding Equity Awards at Year End” table previously disclosed. Restricted Stock Awards vest upon the termination of an employee due to death or disability. In addition, restricted stock awards vest on the date of an involuntary termination of employment with the Company if the employee has met the definition of Retirement. If the termination of employment is for any other reason, including voluntary resignation, termination not for cause or good reason resignation, termination for cause, or termination not for cause or good reason (after a change in control), the restricted stock awards are forfeited. Regarding the stock option awards, if the termination is for any reason other than a termination for cause, the stock option awards may be exercised until three months after the termination of employment. If the termination is for cause, the stock option awards are forfeited.

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	Voluntary Resignation on 12/31/16		Termination Not for Cause or Good Reason on 12/31/16		Termination for Cause on 12/31/16		Termination Not for Cause or Good Reason (After a Change- in-Control) on 12/31/16		Disability or Death on 12/31/16

Eugene W. Landy	$450,000 (	1)	$450,000 (	1)	$450,000 (	1)	$1,650,000 (	2)	$750,000 (	3)
Samuel A. Landy	2,781,600 (	4)	2,781,600 (	4)	2,781,600 (	4)	2,781,600 (	4)	2,781,600 (	4)
Anna T. Chew	2,117,400 (	4)	2,117,400 (	4)	2,117,400 (	4)	2,117,400 (	4)	2,117,400 (	4)

(1)	Consists of severance payments of $450,000, payable $150,000 per year for three years.

(2)	Mr. Landy shall receive a lump-sum payment of $1,200,000 in the event of a change in control, provided that the sale price of the Company is at least $16 per share of common stock. In addition, if Mr. Landy’s employment agreement is terminated, he receives severance payments of $450,000, payable $150,000 per year for three years.

(3)	In the event of a disability, as defined in the agreement, Mr. Landy shall receive disability payments equal to his base salary for a period of three years. He has a death benefit of $450,000 payable to Mr. Landy’s beneficiary.

(4)	The respective employment agreements provide for the base salaries plus base target bonuses due for the remaining terms of the agreements. The respective employment agreements also provide for death benefits of the same amount.

The Company retains the discretion to compensate any officer upon any future termination of employment or change-in control.

Director Compensation

Directors received a fee of $4,000 for each Board meeting attended, $500 for each Board phone meeting attended, and an additional fixed annual fee of $31,000 payable quarterly. Directors appointed to board committees received $1,200 for each committee meeting attended. Effective September 1, 2016, the fixed annual fee was increased to $41,000 payable quarterly.

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The table below sets forth a summary of director compensation for the year ended December 31, 2016:

Director	Annual Board Cash Retainer	Meeting Fees	Committee Fees	Total Fees Earned or Paid in Cash

Jeffrey A. Carus (2)	$33,500	$16,000	$11,300	$60,800
Matthew I. Hirsch (3) (4)	33,500	16,000	-0-	49,500
Charles Kaempffer (1)	15,500	8,000	2,400	25,900
Michael P. Landy	33,500	16,000	-0-	49,500
Stuart Levy (2) (3)	33,500	16,000	11,300	60,800
James E. Mitchell (2) (3)	33,500	16,000	11,300	60,800
Richard H. Molke	15,500	8,000	-0-	23,500
Kenneth K. Quigley, Jr.	25,750	12,000	-0-	37,750
Eugene Rothenberg (1)	15,500	8,000	-0-	23,500
Stephen B. Wolgin (2) (3)	33,500	16,000	11,300	60,800

	$273,250	$132,000	$47,600	$452,850

(1)	Mr. Kaempffer & Mr. Rothenberg are Emeritus directors which are retired directors who have a standing invitation to attend Board of Directors meetings but are not entitled to vote on board resolutions. However, they receive directors’ fees for participation in the board meetings. Effective April 2016, the Emeritus director position was eliminated and Mr. Kaempffer & Mr. Rothenberg retired as Emeritus directors.

(2)	Mr. Carus (Chairman of the Compensation Committee), Mr. Levy, Mr. Mitchell and Mr. Wolgin (Chairman of the Audit Committee) are the current members of the Audit Committee and the Compensation Committee.

(3)	Mr. Hirsch, Mr. Levy, Mr. Mitchell and Mr. Wolgin (Chairman of the Nominating Committee) are the current members of the Nominating Committee.

(4)	Mr. Hirsch is the Presiding Director whose role is to preside over the executive sessions of the non-management directors.

As of December 31, 2016, the aggregate number of unvested restricted shares of stock held by each director was as follows: Mr. Carus - 1,148; Mr. Hirsch – 872; Mr. M. Landy – 3,999; Mr. Levy – 1,148; Mr. Mitchell - 1,148; and Mr. Wolgin - 1,148.

Mr. Eugene W. Landy, Mr. Samuel A. Landy and Ms. Anna T. Chew are named executive employees of the Company. As such, their director compensation is included in the Summary Compensation Table.

Pension Benefits and Nonqualified Deferred Compensation Plans

Except as provided in the specific agreements previously described, the Company has no pension or other post-retirement plans in effect for Officers, Directors or employees or a nonqualified deferred compensation plan. Mr. Eugene Landy is entitled to receive payments of $50,000 per year through 2016. Payments made during 2016 amounted to $50,000. The Company’s employees may elect to participate in the Company’s 401(k) Plan.

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Compensation Committee Interlocks and Insider Participation

During 2016, the Compensation Committee consisted of Mr. Carus, Mr. Levy, Mr. Mitchell and Mr. Wolgin. No member of the Compensation Committee is a current or former officer or employee of the Company. In 2016, none of our executive officers served on the compensation committee of any entity, or board of directors of any entity that did not have a compensation committee, that had one or more of its executive officers serving on our Compensation Committee. The members of the Compensation Committee did not otherwise have any relationships requiring related-party disclosure in the Company’s Proxy Statement.

COMPARATIVE STOCK PERFORMANCE

The following line graph compares the total return of the Company’s common stock for the last five years to the FTSE NAREIT All Equity REIT’s published by NAREIT and to the S&P 500 Index for the same period. The graph assumes a $100 investment in our common stock and in each of the indexes listed below on December 31, 2011 and the reinvestment of all dividends. The total return reflects stock price appreciation and dividend reinvestment for all three comparative indices. The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. Our stock performance shown in the graph below is not indicative of future stock performance.

Dollars
250
200
150
100
50
0
2011
2012
2013
2014
2015
2016
YEAR ENDED DECEMBER 31,
100
120
119
116
154
124
116
175
158
127
177
161
144
230
198
176
UMH PROPERTIES, INC.
FTSE NAREIT ALL REIT
S & P 500

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships between any of the Directors or executive officers of the Company, except that Samuel A. Landy, President, Chief Executive Officer and a Director of the Company, and Michael P. Landy, a Director of the Company, are the sons of Eugene W. Landy, the Founder, Chairman of the Board and a Director of the Company.

There are six directors of the Company who are also Directors and shareholders of Monmouth Real Estate Investment Corporation (“MREIC”). The Company holds common stock of MREIC in its securities portfolio. As of December 31, 2016, the Company owns a total of 2,237,588 shares of MREIC common stock, representing 3.2% of the total shares outstanding at December 31, 2016. The Company shares one officer (Chairman of the Board) with MREIC.

No director, executive officer, or any immediate family member of such director or executive officer may enter into any transaction or arrangement with the Company without the prior approval of the Board of Directors. If any such transaction or arrangement is proposed, the Board of Directors will appoint a Business Judgment Committee consisting of independent directors who are also independent of the transaction or arrangement. This Committee will recommend to the Board of Directors approval or disapproval of the transaction or arrangement. In determining whether to approve such a transaction or arrangement, the Business Judgment Committee will take into account, among other factors, whether the transaction was on terms no less favorable to the Company than terms generally available to third parties and the extent of the executive officer’s or director’s involvement in such transaction or arrangement. While the Company does not have specific written standards for approving such related party transactions, such transactions are only approved if it is in the best interest of the Company and its shareholders. Additionally, the Company’s Code of Business Conduct and Ethics, which is presented on the Company’s website at www.umh.reit, requires all directors, officers and employees to notify and report a potential or apparent conflict of interest, in the case of a Director or the principal executive officer, to the Board, in the case of any officer other than the principal executive officer, to the principal executive officer, and, in the case of an employee, to his or her supervisor. Further, to identify related party transactions, the Company submits and requires our directors and executive officers to complete director and officer questionnaires which, among other things, identify any transactions with the Company in which the director, executive officer or their immediate family members have an interest.

Mr. Eugene W. Landy, the Founder and Chairman of the Board of the Company, owns a 24% interest in the entity that is the landlord of the property where the Company’s corporate office space is located. The Company is also responsible for its proportionate share of real estate taxes and common area maintenance. On May 1, 2015, the Company renewed this lease for additional space and an additional seven-year term with monthly lease payments of $14,900 through April 30, 2020 and $15,300 through April 30, 2022. Management believes that the aforesaid rent is no more than what the Company would pay for comparable space elsewhere.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than 10% beneficial owners were met.

OTHER MATTERS

The Board of Directors knows of no other matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the discretion of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2016 (as filed with the SEC), including the financial statements and schedules thereto, the Proxy Statement, a form of proxy, or future annual reports and Proxy Statements. All such requests should be directed to our Shareholder Relations Department by: (a) mail at UMH Properties, Inc., Attention: Shareholder Relations, Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728, (b) telephone at (732) 577-9997 or (c) email at umh@umh.com. You can also contact your broker, bank or other nominee to make a similar request.

For directions to the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, please contact our Shareholders Relations Department by mail, telephone or email.

YOUR PROXY IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

PLEASE VOTE AS SOON AS POSSIBLE.

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SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for inclusion in the Proxy Statement for the 2018 Annual Meeting of shareholders may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received at the Company’s principal executive offices by December 31, 2017. Under our current Bylaws, nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by our shareholders at our 2018 Annual Meeting, but not included in the Company’s Proxy Statement, may be made by a person who is a shareholder of record at the time of giving notice by the shareholder and at the time of the Meeting who delivers notice along with the additional information and materials required by our current Bylaws to our Secretary at the principal executive office of the Company not earlier than December 31, 2017 and not later than January 30, 2018. However, in the event that the 2018 Annual Meeting is advanced more than 30 days or delayed by more than 60 days from the first anniversary of the date of the 2017 Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 120th day prior to the date of mailing of the notice for the meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of such meeting is first made.

BY ORDER OF THE BOARD OF DIRECTORS

Eugene W. Landy
Chairman of the Board and Director

Dated: April 21, 2017

Important: Shareholders can help the Company avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly authorizing a proxy. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. You are earnestly requested to authorize your proxy to vote your shares in order that the necessary quorum may be represented at the meeting.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E26765-P89660

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UMH PROPERTIES, INC.

The Board of Directors recommends you vote FOR ALL the Director Nominees listed below:

	For All	Withhold All	For All Except
1. Election of three Class II Directors, each to serve until the 2020 Annual Meeting of Shareholders and until his successor is duly elected and qualifies.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jeffrey A. Carus
02) Matthew I. Hirsch
03) Kenneth K. Quigley, Jr.

The Board of Directors recommends you vote FOR Proposals 2 and 3, and that you vote THREE YEARS on Proposal 4:

	For	Against	Abstain
2. Ratification of the appointment of PKF O'Connor Davies, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐
3. To adopt an advisory resolution approving the compensation of the Company's named executive officers, as more fully disclosed in the Proxy Statement.	☐	☐	☐

	One Year	Two Years	Three Years	Abstain
4. To approve, on an advisory basis, the frequency of future advisory votes on executive compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Each Proposal is a separate and independent Proposal and no Proposal is conditioned upon adoption or approval of any other Proposal

NOTE: When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If this proxy is properly executed but no direction is given, the votes entitled to be cast by the undersigned will be cast (i) FOR the election of the three nominees listed above as Directors of the Company; (ii) FOR the ratification of the appointment of PKF O'Connor Davies, LLP as the Company's independent registered accounting firm for the fiscal year ended December 31, 2017; (iii) FOR an advisory resolution to approve executive compensation; (iv) FOR the approval of THREE YEARS for the frequency of votes on executive compensation; and (v) in the discretion of the proxy holders on any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

E26766-P89660

UMH PROPERTIES, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
June 15, 2017 4:00 p.m. Eastern Time
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF UMH PROPERTIES, INC.

The Shareholder of UMH Properties, Inc., a Maryland Corporation (the "Company"), hereby appoints Eugene W. Landy, Anna T. Chew, and Samuel A. Landy, and each or any of them, as proxies of the Shareholder, with full power of substitution in each or any of them to attend the Annual Meeting of Shareholders (the "Meeting") of the Company, to be held at the Company's office at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, on Thursday, June 15, 2017, at 4:00 p.m., Eastern Time, and any postponement or adjournment thereof, to cast on behalf of the Shareholder all votes that the Shareholder is entitled to cast at the Meeting and to otherwise represent the Shareholder at the Meeting with all powers possessed by the Shareholder if personally present at the Meeting.

The Shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Meeting.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1

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